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                                                                 Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in the registration statement (No. 333-25175) on Form S-3 of Owens-Illinois, Inc., in the registration statement (No. 33-57139) on Form S-8 of Owens-Illinois, Inc. Stock Purchase and Savings Plan, Non-Union Retirement and Savings Plan, Supplemental Retirement Plan and Long-Term Savings Plan, in the registration statement (No. 33-44252) on Form S-8 pertaining to the Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the registration statement (No. 33-57141) on Form S-8 pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc. of our report dated March 28, 1997, with respect to the consolidated financial statements of AVIR S.p.A. as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.


ARTHUR ANDERSEN S.p.A.

Milan, Italy
May 9, 1997